UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2005
Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	333-121094 (1933 Act) (Commission File Number)	20-1676382 (I.R.S. Employer Identification No.)
2555 East Camelback Road, Suite 400, Phoenix, Arizona
85016
(Address of principal executive offices)
(Zip Code)
(602) 778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cole Credit Property Trust II, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our,” and “us”) hereby amends our Current Report on Form 8-K filed on October 11, 2005 to provide the required financial information relating to our acquisition of single-tenant retail building located in Brainerd, Minnesota (the “WG Brainerd Property”), as described in such Current Report.
After reasonable inquiry, we are not aware of any material factors relating to the property discussed above that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Summary Financial Data.

(b)	Pro Forma Financial Information. Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (Unaudited).

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2005 (Unaudited).

Notes to Pro Forma Condensed Consolidated Financial Statements.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

None.

Walgreen Co.
Summary Financial Data
We acquired the WG Brainerd Property, which is an approximately 15,076 square foot single-tenant retail building, on October 6, 2005. The WG Brainerd Property was constructed in 2000 on an approximately 2.07 acre site in Brainerd, Minnesota. The WG Brainerd Property is 100% leased to Walgreen Co. (“Walgreens”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
The purchase price of the WG Brainerd Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $3.5 million loan from Wachovia Bank, National Association (the “Lender”) secured by the WG Brainerd Property (the “WG Brainerd Loan”).
The WG Brainerd Loan consists of an approximately $2.8 million fixed interest rate tranche (the “Fixed Rate Tranche”) and a $649,000 variable interest rate tranche (the “Variable Rate Tranche”). The Fixed Rate Tranche has a fixed interest rate of 5.44% per annum with monthly interest only payments and the outstanding principal and interest due on October 11, 2015. The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on January 4, 2006.
In evaluating the WG Brainerd Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the WG Brainerd Property, a variety of factors were considered, including our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patters and economic conditions; and the presence of demand generators.
Walgreens has over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG”. Walgreens is subject to the filing requirements of the Securities Exchange Act of 1934, as amended.
Because the WG Brainerd Property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Walgreens, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission (“SEC”), we have not provided audited financial statements of the property acquired.
Walgreens currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Walgreens has been taken from its previously filed public reports:

	For the Fiscal Year Ended
	8/31/2005	8/31/2004	8/31/2003
	(in millions)
Consolidated Statements of Operations
Revenues	$42,201.6	$37,508.2	$32,505.4
Operating Income	$2,424.0	$2,142.4	$1,860.9
Net Income	$1,559.5	$1,349.8	$1,165.1

	As of the Fiscal Year Ended
	8/31/2005	8/31/2004	8/31/2003
	(in millions)
Consolidated Balance Sheets
Total Assets	$14,608.8	$13,342.1	$11,656.8
Long-term Debt	$12.0	$12.4	$9.4
Stockholders’ Equity	$8,889.7	$8,139.7	$7,117.8
For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

Cole Credit Property Trust II, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2005
(Unaudited)
The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if we had acquired the WG Brainerd Property on September 30, 2005. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10 per share, subject to certain circumstances, (the “Offering”). On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.
This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2005. The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on September 30, 2005, nor does it purport to represent our future operations.

	September 30,	Pro Forma	Pro Forma
	2005 As Reported	Adjustments	September 30, 2005
	(a)	(b)
ASSETS
Real estate assets, at cost:
Land	$934,094	$981,431	$1,915,525
Buildings and improvements, less accumulated depreciation of $2,466 at September 30, 2005	2,046,509	2,896,459	4,942,968
Intangible lease assets, less accumulated amortization of $1,037 at September 30, 2005	368,299	573,919	942,218

Total real estate assets	3,348,902	4,451,809	7,800,711
Cash	4,772,471	(1,015,325)	3,757,146
Restricted Cash	1,363,506	—	1,363,506
Prepaid expenses and other assets	107,584	—	107,584
Deferred financing costs, less accumulated amortization of $227 at September 30, 2005	46,202	26,516	72,718

Total assets	$9,638,665	$3,463,000	$13,101,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$2,607,000	$3,463,000	$6,070,000
Accounts payable and accrued expenses	14,678	—	14,678
Due to affiliates	80,438	—	80,438
Escrowed investor proceeds liability	1,363,506	—	1,363,506

Total liabilities	4,065,622	3,463,000	7,528,622
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2005	—	—	—
Common stock, $.01 par value, 90,000,000 share authorized, 620,216 issued and outstanding at September 30, 2005	6,202	—	6,202
Capital in excess of par value	5,596,384	—	5,596,384
Accumulated deficit	(29,543)	—	(29,543)

Total stockholders’ equity	5,573,043	—	5,573,043

Total liabilities and stockholders’ equity	$9,638,665	$3,463,000	$13,101,665

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005
(Unaudited)
The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the WG Brainerd Property on January 1, 2005. The Company was considered a development stage company and did not have any operations prior to September 23, 2005, and as a result, a Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004 has not been presented.
This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operation would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	For the Nine	Total	Total Current
	Months Ended	Prior Acquisition	Acquisitions		Total
	September 30, 2005	Pro Forma	Pro Forma		Proforma
	as Reported	Adjustments	Adjustments		Consolidated
	(a)	(c)	(d)
REVENUE:
Rental income	$2,761	$186,224	$227,250	(e)	$416,235
EXPENSES:
Depreciation and amortization	3,504	59,561	91,305	(f)	154,370
Interest expense	1,864	88,995	126,314	(g)	217,173
Asset management fee	—	6,111	8,116	(h)	14,227
Property management fee	—	3,780	4,545	(i)	8,325
General and administrative expenses	26,936	459	—		27,395

Total operating expenses	32,304	158,906	230,280		421,490

NET INCOME (LOSS)	$(29,543)	$27,318	$(3,030)		$(5,255)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and Diluted	34,822				34,822

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.85)				$(0.15)

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements
September 30, 2005
(Unaudited)
a.	Reflects the Company’s historical balance sheet as of September 30, 2005, and the historical operations of the Company for the nine months ended September 30, 2005. On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.

b.	Reflects preliminary purchase price allocation relating to the acquisition of the WG Brainerd Property by the Company for approximately $4.4 million. The acquisition was funded with approximately $844,000 of cash from the Company’s ongoing public offering and approximately $3.5 million of debt.

c.	Reflects the Pro Forma results for the acquisition of a single-tenant retail building 100% leased to Tractor Supply Company, located in Parkersburg, West Virginia, which was previously reported in a Current Report, as amended, on Form 8-K/A filed on December 9, 2005.

d.	Reflects the Pro Forma revenues and certain expenses of the WG Brainerd Property for the nine months ended September 30, 2005.

e.	Represents the straight line rental revenues for the WG Brainerd Property in accordance with the lease agreement.

f.	Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building Property acquisition costs Tenant improvements Intangible lease assets	40 years 40 years Lease term Lease term
g.	Represents interest expense associated with the WG Brainerd Loan of approximately $3.5 million entered into with the Lender, consisting of the Fixed Rate Tranche of approximately $2.8 million and the Variable Rate Tranche of approximately $649,000. The Fixed Rate Tranche has a fixed interest rate of 5.44% per annum with monthly interest only payments and the outstanding principal and interest due on October 11, 2015. The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest only payments and the outstanding principal and interest due on January 4, 2006; as such, the interest expense for the nine months ended as of September 30, 2005 includes only 90 days of interest expense relating to the Variable Rate Tranche as it is scheduled to be paid down 90 days after the acquisition of the WG Brainerd Property.

h.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the WG Brainerd Property asset value payable to our Advisor.

i.	Reflects the property management fee equal to 2% of gross revenues of the WG Brainerd Property payable to an affiliate of our Advisor.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLE CREDIT PROPERTY TRUST II, INC.
Dated: December 16, 2005	By:	/s/ Blair D. Koblenz
Blair D. Koblenz
Chief Financial Officer and Executive Vice President